Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-172695) of CONSOL Energy Inc. and Subsidiaries and in the Registration Statements on Form S-8 (File No. 333-183039, File No. 333-167892, File No. 333-126057, File No. 333-126056, File No. 333-113973, File No. 333-87545, File No. 333-160273, and File No. 333-177023) of CONSOL Energy Inc. and Subsidiaries of our report dated February 7, 2014, (except for the change in presentation of the Company’s consolidated statements of income and guarantor footnote disclosure, both of which are described in Note 1 to the consolidated financial statements and for the effects of the changes in presentation on Note 26, as to which the date is July 29, 2014), with respect to the consolidated financial statements of CONSOL Energy Inc. and Subsidiaries, included in this Current Report on Form 8-K, and our report dated February 7, 2014 with respect to the effectiveness of internal control over financial reporting of CONSOL Energy Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

Pittsburgh, Pennsylvania
July 29, 2014